Exhibit 99.1

Grindr Inc. Reports First Quarter 2023 Earnings Results

First Quarter Revenue Up 28%

Operating Income of $8.6 Million, Adjusted EBITDA of $22 million and Adjusted EBITDA Margin of 39%

Maintaining FY 2023 Guidance of 25% or Greater Revenue Growth and 38%+ Adjusted EBITDA Margin

LOS ANGELES, CA – May 15, 2023 – Grindr Inc. (NYSE: GRND), the world’s largest social network for the LGBTQ community, today posted its financial results for the first quarter ended March 31, 2023 in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website.

“The year is off to a strong start indicated by our financial performance, user engagement and our unwavering commitment to providing value to the growing community we serve,” said George Arison, Chief Executive Officer of Grindr. “We are executing well against our strategic priorities, with a focus on improving the user experience and testing new subscription plans, a la carte offerings and product features to increase monetization. We are on track to meet our full year goals and look forward to continuing to delight our users, serve our community, and create long-term value for our shareholders.”

Earnings Webcast Information

Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s first quarter financial results. The webcast of the conference call can be accessed as follows:

Event: Grindr First Quarter 2023 Earnings Conference Call

Date: Monday, May 15, 2023

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to our industry, operations and future business plans and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, among others, statements about our growth opportunities, expectations regarding new product launches, our 2023 strategic priorities, our plan to generate sustainable double-digit revenue growth and strong profitability and our full year 2023 guidance. Forward-looking statements, including guidance related to Revenue Growth and Adjusted EBITDA Margin, are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our reliance on historical data, which may be of limited reliability, in providing revenue guidance; (ii) the impact of the regulatory environment and complexities with compliance related to such environment; (iii) our ability to respond to general economic conditions; (iv) factors relating to the business, operations and financial performance of Grindr and its subsidiaries, including: (a) competition in the dating and social networking products and services industry; (b) the ability to maintain and attract users; and (c) fluctuation in quarterly and yearly results; (v) natural disasters, outbreaks and pandemics, including the COVID-19 pandemic and MPox; (vi) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (vii) our ability to maintain compliance with privacy and data protection laws and regulations; (viii) our ability to protect systems and infrastructures from cyber-attacks and prevent unauthorized data access; (ix) our dependence on the integrity of third-party systems and infrastructure; and (x) our ability to protect our intellectual property rights from unauthorized use by third parties. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in our Annual Report on Form 10-K filed by Grindr with the SEC on March 17, 2023 as well as other filings that we make with the SEC from time to time. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP

Grindr uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Grindr defines Adjusted EBITDA as net (loss) income excluding income tax provision, interest expense, net of interest income from the related party loan to Catapult GP II, depreciation and amortization, stock-based compensation expense and non-core expenses/losses (gains). Non-core expenses/losses (gains) include transaction-related costs, litigation-related costs, management fees, change in fair value of warrant liability and other expense, which includes asset impairments. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. Grindr’s management uses Adjusted EBITDA and Adjusted EBITDA margin internally to evaluate the performance of our business and this measure is one of the primary metrics by which our internal budgets are based and by which management is compensated. Grindr believes Adjusted EBITDA and Adjusted EBITDA Margin are also helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Grindr excludes the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. Adjusted EBITDA and Adjusted EBITDA margin adjust for the impact of items that Grindr does not consider indicative of the operational performance of our business. While Grindr believes that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
($ in thousands)	2023	2022
Reconciliation of net income to adjusted EBITDA
Net (loss) income	(32,899)	4,501
Interest expense, net	10,793	2,956
Income tax provision	15,503	1,253
Depreciation and amortization	7,952	9,026
Transaction-related costs (1)	-	7
Litigation related costs (2)	1,211	1,504
Stock-based compensation expense	3,341	734
Management fees (3)	-	178
Change in fair value of warrant liability (4)	15,317	-
Other expense (5)	781	-
Adjusted EBITDA	21,999	20,159
Revenue	55,809	43,530
Adjusted EBITDA Margin	39.4%	46.3%

_______________
1)
Transaction-related costs consist of legal, tax, accounting, consulting, and other professional fees related to the Business Combination and other potential acquisitions, that are non-recurring in nature.

2)
Litigation related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters such as the potential Datatilsynet fine or the CFIUS review of the Business Combination, which are unrelated to Grindr’s core ongoing business operations.

3)
Management fees represent administrative costs associated with San Vicente Holdings LLC's ("SVE") administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the Business Combination.

4)	Change in fair value of warrant liability relates to our warrants that were remeasured to fair value resulting in a loss of $15.3 million for the three months ended March 31, 2023.
5)	Other expense primarily represents costs incurred from reorganization events that are unrelated to Grindr's core ongoing business operations, including severance and employment related costs.

About Grindr Inc.
With roughly 13 million monthly active users in virtually every country in the world, Grindr has grown to become a fundamental part of the queer community since its launch in 2009. The company continues to expand its ecosystem to enable gay, bi, trans and queer people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com